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                                                                    EXHIBIT 10.5





                                     FORM OF


                        CONFIDENTIAL DISCLOSURE AGREEMENT


                                     BETWEEN


                              THE SOUTHERN COMPANY


                                       AND


                              SOUTHERN ENERGY, INC.



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                        CONFIDENTIAL DISCLOSURE AGREEMENT

         This Confidential Disclosure Agreement (the "Agreement") is effective as of September 1, 2000 (the "Effective Date"), between The Southern Company, a Delaware corporation ("Southern"), having an office at 270 Peachtree Street, N.W., Atlanta, Georgia 30303 and Southern Energy, Inc., a Delaware corporation ("Southern Energy"), having an office at 900 Ashwood Parkway, Suite 500, Atlanta, Georgia 30338.

         WHEREAS, the Board of Directors of Southern has determined that it is in the best interest of Southern and its stockholders to separate Southern's existing businesses into two independent businesses;

         WHEREAS, as part of the foregoing, Southern and Southern Energy have entered into a Master Separation Agreement (as defined below), which provides, among other things, for the separation of Southern and Southern Energy, the transfer between Southern and Southern Energy of certain assets and liabilities, the initial public offering of Southern Energy stock, the distribution of such stock and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

         WHEREAS, also as part of the foregoing, the parties further desire to enter into this Agreement to provide for the protection of their Confidential Information (as defined below).

         NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:

                                    ARTICLE I


                                   DEFINITIONS

         For the purpose of this Agreement the following capitalized terms are defined in this Article I and shall have the meanings specified herein. Capitalized terms used herein and not otherwise defined shall have the meanings for such terms set forth in the Master Separation Agreement.

         1.1 Ancillary Agreements. "Ancillary Agreements" means the items and agreements listed in Section 2.1 of the Master Separation Agreement and all agreements and documents contemplated by such agreements.

         1.2      Confidential Information.

         (a) "Confidential Information" means any and all documents, materials, data, and other information (whether oral, written, electronic or otherwise) relating to a Disclosing Party that a Receiving Party knows of as of the Separation Date, that is directly or

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indirectly disclosed to the Receiving Party by or on behalf of such Disclosing
Party in connection with any Transaction Agreement, or that the Receiving Party otherwise comes to know pursuant to its parent/subsidiary relationship with the Disclosing Party.

         (b) Confidential Information of Third Parties that is known to, in the possession of or acquired by a Receiving Party pursuant to a relationship with the Disclosing Party shall be deemed the Disclosing Party's Confidential Information for purposes herein.

         (c) Notwithstanding the foregoing provisions of this Section 1.2, Confidential Information shall exclude information that: (i) was in the Receiving Party's possession before receipt from the Disclosing Party and obtained from a source other than the Disclosing Party and other than through the prior relationship of the Disclosing Party and the Receiving Party before the Separation Date; (ii) is or becomes a matter of public knowledge through no fault of the Receiving Party or its Representatives; (iii) is rightfully received by the Receiving Party from a Third Party without a duty of confidentiality; (iv) is independently developed by the Receiving Party; or (v) is disclosed by the Receiving Party with the Disclosing Party's prior written approval.

         1.3 Confidentiality Period. "Confidentiality Period" means, with respect to Confidential Information, three (3) years after either (A) the Separation Date with respect to Confidential Information of the Disclosing Party that is known to or in the possession of the Receiving Party as of the Separation Date or (B) the date of disclosure with respect to Confidential Information that is disclosed by the Disclosing Party to the Receiving Party after the Separation Date.

         1.4 Disclosing Party. "Disclosing Party" means the party owning or disclosing the relevant Confidential Information, being either (a) a member of the Southern Group, or (b) a member of the Southern Energy Group, as applicable.

         1.5 Distribution Date. "Distribution Date" has the meaning set forth in the Master Separation Agreement.

         1.6 Master Separation Agreement. "Master Separation Agreement" means the Master Separation and Distribution Agreement between the parties.

         1.7 Receiving Party. "Receiving Party" means the non-owning party or recipient of the relevant Confidential Information, being either (a) a member of the Southern Group, or (b) a member of the Southern Energy Group, as applicable.

         1.8      Representative. "Representative" has the meaning set forth in
Section 2.2.

         1.9 Separation Date. "Separation Date" means as of 12:01 a.m., Eastern Standard Time, September 1, 2000 or such other date as may be determined by Southern.


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         1.10     Third Party. "Third Party" means a Person other than Southern and its Subsidiaries and Affiliated Companies and Southern Energy and its Subsidiaries and Affiliated Companies.

         1.11 Transaction Agreements. "Transaction Agreements" means the Master Separation Agreement and the Ancillary Agreements.

                                   ARTICLE II

                                 CONFIDENTIALITY

         2.1 Confidentiality Obligations. During the Confidentiality Period, the Receiving Party shall (i) protect the Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as Receiving Party uses to protect its own confidential information of a like nature, and (ii) not disclose such Confidential Information to any Third Party, except as expressly permitted under this Agreement, in the Transaction Agreements or in any other agreements entered into between the parties in writing, without prior written consent of the Disclosing Party.

         2.2 Disclosure To Representatives; Sublicensees. Notwithstanding the provisions of Section 2.1, the Receiving Party may disclose the Confidential Information to its Subsidiaries and Affiliated Companies, and its and their directors, officers, employees, partners, affiliates, agents, financing sources, rating agencies, advisors and representatives ("Representatives"), to the extent such Representatives need to know such Confidential Information, and may disclose to its sublicensees permitted under a Transaction Agreement portions of Confidential Information as reasonably necessary in the exercise of the Receiving Party's sublicense rights under such Transaction Agreement; provided, however, that the Receiving Party shall inform each such Representative or sublicensee of the confidential nature of the Confidential Information, shall require such Representative or sublicensee to be bound to the terms of this Agreement to the same extent as if such Representative or sublicensee was a party hereto, and that the Receiving Party shall be responsible for any breach of this Agreement by its Representatives and sublicensees.

         2.3 Compelled Disclosure. Notwithstanding anything to the contrary set forth herein, it is understood that the Receiving Party may be legally compelled or otherwise legally obligated to disclose Confidential Information (or portions thereof) (i) pursuant to subpoena or other court process; (ii) at the express direction of any other authorized government agency with jurisdiction over Receiving Party, or (iii) as otherwise required by law. If Receiving Party becomes so compelled or obligated to disclose any of the Confidential Information, Receiving Party will provide the Disclosing Party with prompt written notice so that the Disclosing Party may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, Receiving


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Party will furnish only that portion of the Confidential Information which, in the opinion of Receiving Party's legal counsel, is legally required, and Receiving Party will reasonably cooperate, at the Disclosing Party's expense and request, with the Disclosing Party's counsel to enable the Disclosing Party to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

         2.4 No Restriction On Disclosing Party. Nothing in this Agreement shall restrict the Disclosing Party from using, disclosing, or disseminating its own Confidential Information in any way.

         2.5 No Restriction On Reassignment. This Agreement shall not restrict reassignment of the Receiving Party's employees.

         2.6 Third Party Restrictions. Nothing in the Agreement supersedes any restriction imposed by Third Parties on their Confidential Information, and there is no obligation on the Disclosing Party to conform Third Party agreements to the terms of this Agreement.

                                   ARTICLE III

                               WARRANTY DISCLAIMER

         EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL CONFIDENTIAL INFORMATION IS PROVIDED ON AN "AS IS, WHERE IS" BASIS AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES OR AFFILIATED COMPANIES HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

                                   ARTICLE IV

                               DISPUTE RESOLUTION

         4.1 Dispute Resolution. Any dispute or claim arising out of or related to this Agreement shall be resolved in accordance with the dispute resolutions procedures set forth in Section 5.7 of the Master Separation Agreement.

         4.2 Proceedings. Notwithstanding the provisions of Section 4.1, the parties hereto each acknowledge that any violation of this Agreement in respect of any Confidential Information will cause the Disclosing Party and its affiliates immediate and irreparable harm that monetary damages cannot adequately remedy, and parties agree that, upon any actual or impending violation of this Agreement, the Disclosing Party or any one or more


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of its Affiliated Companies shall be entitled to equitable relief, including injunctive relief and specific performance (and the Receiving Party shall not plead in defense thereto that there would be an adequate remedy at law), without bond or proof of damages, and in addition to any other remedies that the Disclosing Party may have under applicable law. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that Receiving Party or any of its Representatives has breached this Agreement, Receiving Party shall be liable and pay to the Disclosing Party the reasonable legal fees and costs incurred with such litigation, including any appeal therefrom.

                                    ARTICLE V

                             LIMITATION OF LIABILITY

         IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES, AFFILIATED COMPANIES, DIRECTORS, OFFICERS OR EMPLOYEES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES OR AFFILIATED COMPANIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         6.1 Suits. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for misappropriation of any of its Confidential Information or to defend any action or suit brought by a Third Party that alleges infringement of any intellectual property rights by the Receiving Party's authorized use of the Disclosing Party's Confidential Information.

         6.2 Entire Agreement. This Agreement, the Master Separation Agreement and the other Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. Notwithstanding the foregoing, the parties agree that any agreements entered into between them on or after the Separation Date for the protection of specific Confidential Information shall supersede the terms of this Agreement with respect to such Confidential Information.

         6.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia as to all matters regardless


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of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         6.4 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         6.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) as follows:

         if to Southern:

           c/o The Southern Company
           270 Peachtree Street
           Atlanta, Georgia 30303
           Attention: General Counsel
           Telecopy:  (404) 506-0564


         if to Southern Energy:

           c/o Southern Energy, Inc.
           900 Ashwood Parkway, Suite 500
           Atlanta, Georgia 30338
           Attention: General Counsel
           Telecopy:  (770) 821-6767

or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first Business Day following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the third Business Day following the day on which such notice or communication was mailed. As used in this
Section 6.5, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions located in the State of Georgia are authorized or obligated by law or executive order to close.

         6.6 Nonassignability. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its permitted successive assignees or


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transferees hereunder) may assign or transfer this Agreement as a whole without consent to a Person that succeeds to all or substantially all of the business or assets of such party. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

         6.7 Severability. If any term or other provision of this Agreement is determined by a nonappealable decision of a court, administrative agency or binding arbitrator by any court or in any binding arbitration to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         6.8 Failure Or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         6.9 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

         6.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which, taken together, shall be considered to be one and the same instrument.


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         WHEREFORE, the parties have signed this Confidential Disclosure
Agreement effective as of the date first set forth above.


THE SOUTHERN COMPANY                       SOUTHERN ENERGY, INC.



By:                                        By:
   ---------------------------------          ----------------------------------
Name:  H. Allen Franklin                   Name:  S. Marce Fuller
Title: President and Chief Operating       Title: President and Chief Executive
         Officer                                    Officer


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